EXHIBIT 21

                           Subsidiaries of the Company

                                            Percentage         Jurisdiction of
                                            ----------         ---------------

Subsidiaries                                  Owned            Incorporation

Nelson County Federal Savings Bank             100%            United States

Nelson Service Corporation                     100%            Kentucky